EXHIBIT 10.18



                          May 28, 1998

Steven L. Forte
Cheryl Forte
315 Francisco Street
Henderson, Nevada  89014

     RE:  BINDING LETTER AGREEMENT

Dear Mr. Forte:

      This correspondence constitutes a binding letter agreement (the "Letter Agreement") by and between Casinovations, Incorporated, a Washington corporation, on the one hand (the "Company"), and Steven L. and Cheryl Forte, individuals, on the other hand ("Sellers" and, collectively with the Company, the "Parties"), in connection with a transaction involving, INTER ALIA, the severance of the business relationship between the Company and Sellers and the purchase by the Company of all of the shares of common stock of the Company ("Common Stock") held by Sellers. The various elements of the aforementioned transaction are collectively referred to herein as the "Transaction."

      This Letter Agreement is based upon the following terms and provisions:

     1. BINDING INTENT; LIMITATION. Subject to the approval of the Transaction by the Nevada State Gaming Control Board (the "Board"), the Parties hereby intend and agree that upon the execution of this Letter Agreement, all of the terms and provisions set forth herein shall be binding upon the Parties hereto.

      2. TERMINATION OF LETTER AGREEMENT DATED APRIL 9, 1998. Whereas the Parties entered into a letter agreement dated April 9, 1998 for, INTER ALIA, the partial repurchase of Sellers equity interest in the Company, the Parties hereby acknowledge and understand that said letter agreement is null and void due to the failure of the Board to provide its approval of the terms and conditions provided therein.

      3. FINAL AGREEMENT. Within forty-five (45) calendar days after the date of the approval of the Transaction by the Board, counsel for the Company shall have prepared and the Parties shall have executed the documents necessary to consummate the Transaction (the "Documents"). The Documents shall incorporate all of the terms and provisions of this Letter Agreement pertaining  to  the  Transaction;  provided,  however,  that  the
Company   and   Sellers   hereby   understand   and   agree  that

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Steven L. Forte
May 28, 1998
Page 2 of 5

the Documents may more particularly and/or specifically delineate and/or describe the various terms and provisions thereto than as such terms and provisions are set out in this Letter Agreement.

      4. TERMINATION OF EMPLOYMENT AND NON-COMPETE AGREEMENT. The employment and non-compete agreement by and between the Company and Sellers dated March 15, 1996, and as amended June 15, 1996, will be terminated as of the effective date of the Documents. Accordingly, the aforementioned employment and non-compete agreement will be null and void as of the effective date of the Documents. The relationship between the Company and Sellers after the termination of the employment and non-compete agreement shall be on a project-by-project basis. Sellers shall have the option to develop products from the new products list only if the Company fails to develop such products within a twelve-month period from the effective date of the Documents.

     5. ROYALTY AGREEMENT. Sellers, through his ownership of a fifty percent interest in the Sines-Forte Partnership, is entitled to a specified royalty on sales of the Random Ejection Shuffler and Fantasy 21 table game (the "Royalty"). The Company hereby agrees to purchase and Sellers hereby agrees to completely assign, sell, convey and otherwise transfer the Royalty for the price of Two Hundred Thousand and no/100ths Dollars ($200,000.00). Irrespective of whether the Sines-Forte Partnership has been dissolved as of the effective date of the Documents, Sellers hereby agree to completely assign, sell, convey and otherwise transfer his right to the Royalty as of the effective date of the Documents.

     6. PURCHASE OF OPTION. Sellers are the owner of an option to purchase 20,000 shares of Common Stock (the "Option"). Subject to the dissolution of the Sines-Forte Partnership, the Company agrees to purchase and Sellers agree to sell the Option at the price of $1.50 per underlying share, I.E. Thirty Thousand and no/100ths Dollars ($30,000.00).

      7. PURCHASE OF THE SHARES. Sellers are the owner of 930,682 shares of Common Stock. Subject to the dissolution of the Sines-Forte Partnership, the Company agrees to purchase and Sellers agree to sell 848,682 shares of Common Stock (the "Shares") at the price of $2.50 per share, I.E. Two Million One Hundred Twenty One Thousand Seven Hundred Five and no/100ths Dollars ($2,121,705.00). Of the remaining 82,000 shares of Common Stock, Sellers hereby agree to gift said 82,000 shares to individuals and/or entities to be determined by Sellers at a time no later than the effective date of the Documents.

      8. PAYMENT FOR THE ROYALTY, THE OPTION PURCHASE AND THE STOCK PURCHASE. As payment for the Royalty, the Option and the Shares, the Company shall pay to Sellers Two Million Three
Hundred Fifty-One Thousand Seven Hundred Five and no/100ths Dollars ($2,351,705.00 U.S.) in the form of a promissory note (the "Promissory Note").

           a.    DATE.   The Promissory Note shall be  dated  and
     interest shall begin to accrue on even date with the approval of the sale of the Random Ejection Shuffler by the Board.

           b. INTEREST AND TERM. The Promissory Note shall bear an interest rate of six and one-half percent (6.5%) during the first year and eight percent (8%) thereafter.
     The  Promissory   Note  shall  be  amortized   over   a   ten
     (10)   year    period     with     payments     of   interest

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Steven L. Forte
May 28, 1998
Page 3 of 5

     only during the first year of the note, payable on the six month and one year anniversary of the note, and payments of principal and interest thereafter, payable on a monthly basis. On the fifth anniversary of the Promissory Note, a balloon payment of the remaining unpaid principal and interest will be due and payable.

           c.    SECURITY.  The Promissory Note shall be  secured
     (i) by the Shares and (ii) by a first security interest in the patents for the Random Ejection Shuffler and Fantasy 21 table game (the "Patents"). The grant of the security interest, as contemplated by this subsection, shall occur upon the effective date of the Documents. In the event that the Company requires the use of the Patents as security for future financing, Sellers agree to release his first security interest in the Patents (the "Release") in exchange for (y) a reduction of fifty percent (50%) in the outstanding principal of the Promissory Note and (z) a due-on-sale amendment to the Promissory Note whereby the remaining balance of the Promissory Note will be due and owing upon a change of control of the Company.

            d. DISCOUNT OF THE PROMISSORY NOTE. If the Promissory Note is repaid by the Company within 180 days of the date of the Promissory Note, the Company will be entitled to a five percent (5%) discount on the outstanding principal and interest at the time of repayment (the "Discount").

           e. NON-TRANSFERABILITY. The right of the Company to the Discount and the Release are non-transferable and are available to the Company only to the extent that there is no change of control of the Company.

      9. PRINCIPAL REDUCTION. In the event that the Company completes its offering of 1,500,000 shares of Common Stock presently pending pursuant to that certain U.S. Securities and Exchange Commission Form SB-2 or SB-2/A (Commission File No. 333-31373) (the "Offering"), the Company shall, pursuant to the payment schedule in subsection (a) of this Section 10, reduce the outstanding principal of the Promissory Note by the amount of Seven Hundred Fifty Thousand and no/100ths Dollars ($750,000.00).

           a. PAYMENT SCHEDULE. The Company will reduce the outstanding principal of the Promissory Note as follows:
     (i) upon the sale of 500,000 shares of Common Stock for cash, the Company will reduce the outstanding principal of the Promissory Note in the amount of Two Hundred Fifty Thousand and no/100ths Dollars ($250,000.00) within fifteen
     (15) calendar days after the receipt by the Company of the proceeds from such sale; and (ii) upon completion of the Offering, the Company will pay the remaining Five Hundred Thousand and no/100ths Dollars ($500,000.00) within forty-five (45) calendar days after the close of the Offering.

           b. PRO RATA PRINCIPAL REDUCTION. In the event that the Company fails to complete the Offering, but sells at least 500,000 shares of Common Stock for cash, the Company shall reduce the outstanding principal of the Promissory Note as follows:

      Principal  Reduction  =  $750,000.00 x NUMBER  OF SHARES OF
                                       COMMON STOCK SOLD FOR CASH
                              -----------------------------------
                              1,500,000  Shares  of  Common Stock

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Steven L. Forte
May 28, 1998
Page 4 of 5

     The pro rata reduction in principal shall be paid in accordance with subsection (a) of this Section 10, I.E. with an initial principal reduction of Two Hundred Fifty Thousand and no/100ths Dollars ($250,000.00) within fifteen (15)
     calendar days after the receipt by the Company of the proceeds from the sale of 500,000 shares of Common Stock for cash and a subsequent principal reduction of the balance within forty-five (45) calendar days after the close of the Offering.

      10. SUBSEQUENT STOCK OFFERINGS. In the event that the Company issues and sells shares of Common Stock in a registered public offering of shares subsequent to the Offering (a "Subsequent Offering"), the Company will agree to additional principal reductions of the Promissory Note pursuant to the following three alternative principal reduction schedules. First, if the Company receives net cash proceeds, excluding those proceeds received by selling stockholders, from a Subsequent
Offering less than or equal to $3,000,000, the Company shall reduce the then outstanding principal of the Promissory Note by 25%. Second, if the Company receives net cash proceeds, excluding those proceeds received by selling stockholders, from a Subsequent Offering of greater than $3,000,000 and less than or equal to $10,000,000, the Company shall reduce the then outstanding principal of the Promissory Note by 50%. Third, if the Company receives net cash proceeds, excluding those proceeds received by selling stockholders, from a Subsequent Offering of greater than $10,000,000, the Company shall reduce the then outstanding principal of the Promissory Note by 100%.

           a. RESTRICTION. The obligation of the Company to reduce the outstanding principal of the Promissory Note upon the sale of shares in a Subsequent Offering does not arise in the event that the Company registers shares of Common Stock with the Securities and Exchange Commission on a (i) Form S-8 or other applicable form with respect to employee benefit plans, or (ii) Form S-4 or other applicable form in conjunction with a reincorporation or reorganization of the Company.

      11. CASINOVATIONS NOTE. On October 1, 1996, the Company executed a promissory note to Sellers (the "Casinovations Note"). Notwithstanding the terms and conditions of this Letter
Agreement, the Company shall continue to pay $10,000.00 (U.S.) per month pursuant to the terms of the Casinovations Note. As of February 28, 1998, the outstanding balance of the Casinovations Note was $133,386.47.

      12. OPTION TO PURCHASE 175,000 SHARES. Sellers hold the option to purchase 175,000 shares of common stock of the Company from Richard Huson. Due to the existing contractual relationship between Sellers and Mr. Huson, the Parties agree that the Company will not purchase this option.

      13. COOPERATION. The Parties agree to cooperate fully with one another in order to achieve the purposes of this Letter Agreement and to take all actions and execute and deliver all documents. whether or not specifically described herein, that may be required to carry out the purposes and intent of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

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Steven L. Forte
May 28, 1998
Page 5 of 5

      14. NOTIFICATION OF THE BOARD. Upon execution of this Letter Agreement by the Parties, the Company shall, to the extent it has not already, provide the Board notice of the Transaction and/or file this Letter Agreement with the Board no later than three (3) business days after the execution of the Letter Agreement by the Parties.

     Please execute and date this Letter Agreement to confirm the mutual understandings and agreements of the Parties as set forth herein.

Sincerely,

CASINOVATIONS INCORPORATED,
      a Washington corporation


 By:___________________________
     Steven J. Blad
Its: President


                 ACKNOWLEDGEMENT AND ACCEPTANCE

      Steven L. Forte, an individual, and Cheryl Forte, an individual, hereby acknowledge and agree to the terms and conditions of this Letter Agreement on this 28th day of May 1998.


By:____________________________
     Steven L. Forte



By:____________________________
     Cheryl Forte

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